Exhibit 16.1

LETTER FROM BF BORGERS CPA, PC, DATED APRIL 15, 2022

April 15, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Aura Systems, Inc. dated April 15, 2022. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO